REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Board of Trustees and the Shareholders of the Metropolitan Series Fund, Inc., (the Fund) (composed of the Portfolios listed in Schedule
A) (the Portfolios):

In planning and performing our audits of the financial statements of the Metropolitan Series Fund, Inc., as of and for the year ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A Portfolios internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Portfolios assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolios internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2006.

This report is intended solely for the information and use of management and the Board of Trustees of the Metropolitan Series Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 19, 2007


SCHEDULE A
METROPOLITAN SERIES FUND, INC., (THE FUND)
PORTFOLIOS COMPRISING THE FUND

BlackRock Aggressive Growth Portfolio
MetLife Aggressive Allocation Portfolio
BlackRock Bond Income Portfolio
MetLife Conservative Allocation Portfolio
BlackRock Diversified Portfolio
MetLife Conservative to Moderate Allocation Portfolio
BlackRock Large Cap Portfolio
(formerly BlackRock Investment Trust Portfolio)
MetLife Mid Cap Stock Index Portfolio
BlackRock Large Cap Value Portfolio
MetLife Moderate Allocation Portfolio
BlackRock Legacy Large Cap Growth Portfolio
MetLife Moderate to Aggressive Allocation Portfolio
BlackRock Money Market Portfolio
MetLife Stock Index Portfolio
BlackRock Strategic Value Portfolio
MFS Total Return Portfolio
Capital Guardian U.S. Equity Portfolio
Morgan Stanley EAFE Index Portfolio
Davis Venture Value Portfolio
Neuberger Berman Mid Cap Value Portfolio
FI International Stock Portfolio
Oppenheimer Global Equity Portfolio
FI Large Cap Portfolio
Russell 2000 Index Portfolio
FI Mid Cap Opportunities Portfolio
T. Rowe Price Large Cap Growth Portfolio
FI Value Leaders Portfolio
T. Rowe Price Small Cap Growth Portfolio
Franklin Templeton Small Cap Growth Portfolio
Western Asset Management High Yield Bond Portfolio
Harris Oakmark Focused Value Portfolio
Western Asset Management Strategic Bond
Opportunities Portfolio
Harris Oakmark Large Cap Value Portfolio
Western Asset Management U.S. Government Portfolio
Jennison Growth Portfolio
Zenith Equity Portfolio
Lehman Brothers Aggregate Bond Index Portfolio
Loomis Sayles Small Cap Portfolio